UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/14/2005

SIZELER PROPERTY INVESTORS INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-09349

MD	72-1082589
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2542 Williams Blvd., Kenner, LA 70062
(Address of Principal Executive Offices, Including Zip Code)

504-471-6271
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On March 14, 2005, Sizeler Property Investors, Inc. ("Sizeler" or the "Company") entered into a Purchase Agreement (the "Purchase Agreement") with Palisades Capital Management LLC as a direct purchaser and Heitman Real Estate Securities LLC, RREEF America, L.L.C., and TIAA-CREF Investment Management, LLC, as investment advisers on behalf of certain clients, providing for the issuance and sale of 2,649,000 shares of Common Stock at a purchase price of $10.75 per share. The offering of the Shares was made under Sizeler's shelf registration statement on Form S-3 (Registration No. 333-107043) (the "Registration Statement"), including a related prospectus dated July 12, 2004, as supplemented by a Prospectus Supplement dated March 14, 2005, which was filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. The Shares were delivered against payment of the purchase price on March 15, 2005. The Shares were issued at a price below the current market price, based upon a determination by Sizeler's Board of Directors that the additional equity would aid the Company in achieving the strategic and financial objectives described in the press release attached hereto as Exhibit 99.1.

The Purchase Agreement contains customary agreements and representations and warranties of Sizeler and customary conditions to closing and termination provisions.

A copy of the Purchase Agreement is filed as Exhibit 1.1 to this Current Report.

Also on March 14, 2005, the Company entered into a Placement Agent Agreement with Cohen & Steers Capital Advisors LLC ("Cohen & Steers") pursuant to which the Company engaged Cohen & Steers to act as exclusive placement agent for this transaction. Cohen & Steers has no commitment to purchase any of Sizeler's common stock and is acting only as agent in obtaining indications of interest for the common stock from certain investors who will purchase directly from Sizeler. The Company agreed to pay the placement agent a fee equal to the sum of (i) 3.5% of the gross proceeds of the offering received from purchasers not affiliated with the placement agent, and (ii) 1.0% of the gross proceeds received from affiliates of the placement agent. In the Placement Agent Agreement, the Company agreed to indemnify Cohen & Steers and each of its partners, directors, officers, associates, affiliates, subsidiaries, employees, consultants, attorneys and agents, and each person, if any, controlling Cohen & Steers and any of its affiliates, against liabilities resulting from this offering and to contribute to payments Cohen & Steers may be required to make for these liabilities.

A copy of the Placement Agent Agreement is filed as Exhibit 1.2 to this Current Report.

Item 8.01.    Other Events

A copy of Sizeler's press release issued on March 15, 2005, announcing the offering described in Item 1.01 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The opinions of counsel regarding the validity of the Shares issued pursuant to the offering and certain federal income tax matters are filed as Exhibits 99.2 and 99.3 hereto.

Item 9.01.    Financial Statements and Exhibits

The following are filed as exhibits to this Current Report on Form 8-K:

1.1        Purchase Agreement dated March 14, 2005, between Sizeler Property Investors, Inc. and each of Palisades Capital Management LLC as a direct purchaser and Heitman Real Estate Securities LLC, RREEF America LLC, and TIAA-CREF Investment Management, LLC, as investment advisers on behalf of certain clients

1.2        Placement Agent Agreement dated March 14, 2004 between Sizeler Property Investors, Inc. and Cohen & Steers Capital Advisors, LLC

99.1        Press release of Sizeler Property Investors, Inc. dated March 15, 2005, announcing the placement of common stock

99.2        Opinion of Jaeckle Fleischmann & Mugel, LLP regarding the validity of the securities issued

99.3        Opinion of Jaeckle Fleischmann & Mugel, LLP regarding certain federal income tax matters

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

SIZELER PROPERTY INVESTORS INC

Date: March 15, 2005.	By:	/s/ Thomas A. Masilla, Jr.
Thomas A. Masilla, Jr.
President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
EX-1.1	Purchase Agreement
EX-1.2	Placement Agent Agreement
EX-99.1	Press release announcing the placement of common stock
EX-99.2	Opinion regarding the validity of the securities issued
EX-99.3	Opinion regarding certain federal income tax matters